AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2003

                                                     Registration No. 333-103917
================================================================================
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Idaho                                              82-0505802
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)     _______________     Identification Number)

                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
                                 (208) 388-2200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                                 ---------------

    Jan B. Packwood                  Darrel T. Anderson                   Robert W. Stahman, Esq.
     President and         Vice President, Chief Financial Officer    Vice President, General Counsel
Chief Executive Officer                 and Treasurer                          and Secretary
     IDACORP, Inc.                      IDACORP, Inc.                          IDACORP, Inc.
1221 West Idaho Street             1221 West Idaho Street                  1221 West Idaho Street
Boise, Idaho 83702-5627            Boise, Idaho 83702-5627                Boise, Idaho 83702-5627
    (208) 388-2200                     (208) 388-2200                          (208) 388-2200

         (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                  Including Area Codes, of Agents for Service)
                                 ---------------

                                   Copies to:
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                                 ---------------

          Approximate date of commencement of proposed sale to the public: On and after the effective date of this registration statement.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |_____________
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |___________________
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

          Pursuant to Rule 429, the prospectus filed as part of this post-effective amendment to the registration statement is being filed as a combined prospectus in connection with this post-effective amendment to the registration statement and registration statement File No. 333-65698.

================================================================================

PROSPECTUS

                                         Shares
                                  IDACORP, Inc.
                  Dividend Reinvestment and Stock Purchase Plan
                                  Common Stock
                                  -------------

     The IDACORP Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing IDACORP common stock. The plan is open to:

     o    our common shareholders
     o    residential customers of Idaho Power Company and
     o other investors who may participate by making an initial investment in our common stock of at least $200 but not more than $20,000.

     Once you are enrolled in the plan, you may:

     o    reinvest dividends on some or all of your common stock
     o purchase additional common stock through cash payments made by check or by automatic monthly withdrawals from a checking or savings account
     o    sell common stock through the plan
     o    deposit common stock certificates for safekeeping
     o    execute certain transactions by telephone or online
     o transfer shares to the existing account of another participant or to a newly-created account of a person not participating in the plan and
     o    purchase shares for the account of another person.

     We will reinvest dividends on all common stock held in your plan account.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "IDA." The reported last sale price of our common
stock on the New York Stock Exchange on August   , 2003 was $   per share.

     Our executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

     To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the plan to persons not presently common shareholders are offered through Wells Fargo Investments, LLC.

                                  -------------

     Please review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional information you should consider.

     Please read this prospectus carefully before investing and retain it for future reference. We cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.

                                  -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  August   , 2003

                                TABLE OF CONTENTS

                                                                            Page

        Changes to the Plan...................................................3

        Forward-Looking Information...........................................4

        About IDACORP.........................................................5

        The Plan..............................................................6

           Purpose of the Plan................................................6
           Eligibility........................................................6
           Advantages and Disadvantages.......................................6
           Administration.....................................................7
           Account Forms......................................................8
           Enrollment.........................................................9
           Dividend Reinvestment.............................................10
           Optional Cash Payments............................................10
           Changing Your Investment Options..................................12
           Investment Period - Source of Shares - Purchase Price.............12
           Expenses to Participants..........................................14
           Safekeeping of Certificates.......................................14
           Share Transfers and Gifts.........................................15
           Selling and Withdrawing Shares....................................15
           Termination of Participation......................................16
           Certificates for Shares - Accounts................................17
           Account Access....................................................17
           Account Statements................................................18
           Other Information.................................................19

        Federal Income Tax Consequences......................................20

        Use of Proceeds......................................................22

        Dividend Policy......................................................22

        Where You Can Find More Information..................................22

        Information Incorporated by Reference................................23

        Legal Opinions.......................................................24

        Experts..............................................................24


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

          The information contained in this prospectus, including any information incorporated by reference, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                               Changes to the Plan

     We have amended and restated our Dividend Reinvestment and Stock Purchase Plan. Amendments to the plan include:

          o    changing the plan administrator to Wells Fargo Shareowner
               ServicesSM

          o changing the fees that the plan administrator charges participants to purchase or sell shares for their accounts

          o allowing participants to execute certain transactions by telephone

          o allowing participants to view their account information and execute certain transactions online

          o allowing participants to make optional cash payments by automatic monthly withdrawals from their bank accounts

          o changing the investment period for initial investments and optional cash payments and

          o instituting a $10 enrollment fee for investors who are not already common shareholders of IDACORP, Inc.

     All participants in the old plan will automatically continue in the amended plan. If you are a participant in the old plan and, after reviewing this prospectus, you do not wish to continue participation in the plan, please contact the plan administrator.

     The plan does not represent a change in our dividend policy, which will continue to depend on future earnings, financial requirements and other factors. The payment of dividends is at the sole discretion of our board of directors, which may change the amount and timing of dividends at any time without notice.

                           Forward-Looking Information

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements should be read with the cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2002 in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations and in any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated in this prospectus by reference. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

     o changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, and the Oregon Public Utility Commission with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

     o    litigation resulting from the energy situation in the western United
          States

     o    economic, geographic and political factors and risks

     o changes in and compliance with environmental and safety laws and policies

     o    weather variations affecting customer energy usage

     o    operating performance of plants and other facilities

     o    system conditions and operating costs

     o    population growth rates and demographic patterns

     o    pricing and transportation of commodities

     o market demand and prices for energy, including structural market changes

     o    changes in capacity and fuel availability and prices

     o    changes in tax rates or policies, interest rates or rates of inflation

     o    changes in actuarial assumptions

     o    adoption of or changes in critical accounting policies or estimates

     o exposure to operational, market and credit risk in energy trading and marketing operations

     o    changes in operating expenses and capital expenditures

     o    capital market conditions

     o    rating actions by Moody's, Standard & Poor's and Fitch

     o    competition for new energy development opportunities

     o the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions

     o    natural disasters, acts of war or terrorism

     o legal and administrative proceedings, whether civil or criminal, and settlements that influence our business and profitability and

     o new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

     Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any such factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                  About IDACORP

     We are a successor registrant to, and a holding company owning all of the outstanding common shares of, Idaho Power Company. Idaho Power is an electric utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 20,000-square-mile area in southern Idaho and eastern Oregon, with an estimated population of 855,000. Idaho Power holds franchises in 70 cities in Idaho and nine cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and three counties in Oregon. Idaho Power owns and operates 17 hydroelectric power plants and one natural gas-fired plant and shares ownership in three coal-fired generating plants. Idaho Power relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydroelectric generating base.

     Another of our subsidiaries, IDACORP Energy, a marketer of electricity and natural gas, is in the process of winding down its operations.

     Our other significant operating subsidiaries are:

     o    Ida-West Energy - developer and manager of independent power projects

     o    IdaTech - developer of integrated fuel cell systems

     o IDACORP Financial Services - low-income housing and other real estate investments

     o    Velocitus - commercial and residential Internet service provider

     o    IDACOMM - provider of telecommunications services.

                                    The Plan



Purpose of the Plan

     What is the purpose of the plan?

     The purpose of the plan is to provide our common shareholders, Idaho Power Company residential customers and other investors with a convenient and economical method of investing in our common stock.

Eligibility

     Who is eligible to participate in the plan?

     Any interested investor is eligible to participate in the plan.

Advantages and Disadvantages

     What are the advantages of the plan?

     o The plan provides participants with a simple and regular method of purchasing our common stock.

     o Since the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly.

     o Unless you so request, you will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.

     o You may send your certificates for shares of IDACORP common stock that you hold to the plan administrator for safekeeping.

     o Each quarter, or more frequently if you make optional cash payments or request a plan transaction, you will receive a statement of your plan account, providing a simplified method of record keeping.

     o Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account, and dividends are calculated on both full and fractional shares.

     o    You may execute certain transactions over the telephone or online.

     What are the disadvantages of the plan?

     Before deciding whether to participate in the plan, you should consider the following disadvantages of the plan:

     o You will not be able to time precisely your purchases through the plan and will bear the market risk associated with fluctuations in the price of our common stock pending investment of funds under the plan.

     o    You will not earn interest on funds held pending their investment.

     o Your investment of cash dividends will result in your being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. You may have to pay income tax on the dividend even though the dividend is reinvested and does not provide cash to pay the tax.

     o You will not know the actual number of shares of common stock bought for your account until after the applicable investment period.

     o Because the plan administrator will buy shares of common stock for your account at an average price per share, the price paid for your shares on any date may be greater than the price at which shares of our common stock are then trading.

     o Sales of shares of common stock held in your plan account may be delayed. You will bear the market risk pending sale of your shares pursuant to the plan.

     o You may not pledge shares of common stock credited to your plan account unless you withdraw such shares from the plan.

     o Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

     Who administers the plan?

     Wells Fargo Shareowner ServicesSM, a division of Wells Fargo Bank Minnesota, N.A., who we refer to in this prospectus as the plan administrator, administers the plan. The plan administrator is responsible for enrolling new participants in the plan, reinvesting dividends, processing optional cash payments, processing share sale requests, depositing and safekeeping plan shares, processing requests for certificates and issuing account statements. You may obtain information about the plan, the plan administrator or your plan account by contacting the plan administrator online, by telephone or in writing.

     The plan administrator is also responsible for purchasing and selling shares of common stock for participants' plan accounts, including the selection of the broker or dealer through which plan purchases and sales are made. We have no control over the times or prices at which the plan administrator effects transactions in the open market or the selection of the broker or dealer used by the plan administrator to effect open market transactions.

Internet addresses:
General Inquiries:  www.wellsfargo.com/shareownerservices
Account Information:  www.shareowneronline.com

Telephone/fax number:
Tel: 1-800-565-7890*
Fax: 1-651-552-6999

*Telephone hours are Monday through Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time.

Mailing address:                           Certified/Overnight Mail:
IDACORP, Inc.                              IDACORP, Inc.
c/o Wells Fargo Shareowner ServicesSM      c/o Wells Fargo Shareowner ServicesSM
PO Box 64863                               161 North Concord Exchange
St. Paul, MN 55164-0863                    South St. Paul, MN 55075-1139

     When communicating with the plan administrator about an existing account, you should provide your name, account number and a daytime telephone number. Be sure also to refer to "IDACORP, Inc."

     Wells Fargo reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace Wells Fargo or any successor upon reasonable notice.

Account Forms

     What forms do I use to enroll in the plan, request transactions or make changes to my plan account?

     To enroll in the plan, request transactions or make changes to your plan account, you should complete the appropriate account form and return it to the plan administrator. We explain the three different forms below. You may obtain these account forms by contacting the plan administrator by telephone or by downloading similar forms at www.shareowneronline.com. You should return all forms to the plan administrator.

     Account Authorization Form. An account authorization form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic monthly withdrawals and/or authorize automated account access. We are enclosing an account authorization form with this prospectus.

     Transaction Request Form. A transaction request form is used to change or terminate automatic monthly withdrawals, make optional cash payments, sell plan shares, deposit share certificates, request certificates for plan shares and terminate participation in the plan. A transaction request form is attached to each account statement mailed to participants.

     Account Election Form. An account election form is used to establish, change or terminate automatic monthly withdrawals, change record address, make or change dividend reinvestment elections and authorize automated account access. You may obtain this form by contacting the plan administrator.

     You may conduct certain transactions by telephone and online without using these account forms. See below under "Account Access."

Enrollment

     How do I enroll in the plan?

     You may enroll in the plan online or by completing an account authorization form and returning it to the plan administrator.

     Online. After December 1, 2003, you may enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online. See below under "Account Access."

     Mail. You may also enroll by completing an account authorization form and returning it to the plan administrator at the address set forth above under "Administration." You may obtain an account authorization form at any time by going online or by contacting the plan administrator at the address or telephone number stated above under "Administration."

     In addition to the enrollment procedures described above, interested investors who are not already common shareholders of record must make an initial investment. See immediately below for more information about this initial investment.

     Are there any additional enrollment requirements for investors who are not already common shareholders?

     Yes. If you are not a common shareholder of record, you must make an initial investment and pay a $10 fee in order to enroll in the plan. The size of the initial investment depends on whether you are a residential customer of Idaho Power Company.

     If you are a residential customer of Idaho Power Company, you may enroll by sending the plan administrator a completed account authorization form along with a check or money order for at least $10 but not more than $20,000 plus the $10 enrollment fee.

     If you are not an Idaho Power residential customer, you may enroll by sending the plan administrator a completed account authorization form along with a check or money order for at least $200 but not more than $20,000 plus the $10 enrollment fee. If you authorize automatic monthly withdrawals from a bank account, we will waive the initial investment. You will need to send a check or money order in the monthly withdrawal amount and the $10 enrollment fee to the plan administrator. You can find more information about automatic electronic funds transfer under "Optional Cash Payments."

     The plan administrator will make every effort to process your investment in the next investment period, provided that it receives the funds no later than two business days prior to the investment period. Otherwise, the plan administrator holds cash investments for investment in the next investment period. See below under "Optional Cash Payments" for information about sending checks to the plan administrator.

     How do I participate if my common shares are held for me in the name of my bank or broker?

     Beneficial owners whose shares are registered in names other than their own, for example, in the name of a broker, bank nominee or trustee, have three ways to participate in the plan. First, beneficial owners may participate by having at least one of their common shares registered in their own names. Second, beneficial owners may make arrangements for such participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or fiduciary institution agrees to provide such service. In this case, it is the broker or fiduciary institution that becomes the participant in the plan. Third, a beneficial owner may enroll in the plan by completing an account authorization form and making the initial investment that is required for investors who are not already common shareholders.

Dividend Reinvestment

     How does dividend reinvestment work?

     The plan administrator will reinvest dividends on all shares held in your plan account, including any shares that you deposit for safekeeping. You have the three following dividend reinvestment options on shares registered in your name:

     o Full Dividend Reinvestment. The plan administrator reinvests dividends on all shares of common stock registered in your name.

     o Partial Dividend Reinvestment. The plan administrator reinvests dividends on only the number of shares of common stock registered in your name that you specify on the authorization form. We pay the dividend on the rest of the shares to you in cash.

     o Optional Cash Payments Only. We pay dividends on all shares of common stock registered in your name to you in cash.

     When will dividend reinvestment begin?

     If the plan administrator receives your properly completed account authorization form on or before the record date for a dividend, the plan administrator will begin reinvestment with that dividend.

Optional Cash Payments

     How do I make optional cash payments?

     After enrolling in the plan, you may make optional cash payments by authorizing automatic monthly withdrawals from your bank account or by sending a check or money order to the plan administrator at any time. You may vary your optional cash payments from a minimum of $10 per payment up to a maximum of $20,000 per month.

     Check or Money Order. When making optional cash payments by check or money order, you must include a completed transaction request form. A transaction request form is attached to your account statement. In addition, you may obtain a transaction request form by contacting the plan administrator.

     You should make your check payable to "Shareowner Services" and include your account number on your check. Be sure also to refer to "IDACORP, Inc." You should mail your check directly to the plan administrator at the address set forth above under "Administration." Do not mail checks to IDACORP, Inc. The plan administrator will not accept cash or third party checks.

     The plan administrator will make every effort to process your payment in the next investment period. If the plan administrator receives the payment one business day before the dividend payment date or, in any month in which dividends are not paid, one business day before the 25th day of the month or if the 25th day of the month is not a trading day the next business day, the payment will be invested during the next investment period. Otherwise, the plan administrator holds cash payments for investment in the next investment period. You will not earn interest on any cash payments pending their investment into common stock.

     Your check or money order must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the plan administrator is unable to accept checks through a non-United States bank.

     You may obtain a refund of any cash payment upon request if the plan administrator receives the request on or before the second business day prior to the date on which it is to be invested. However, the plan administrator will not make any refunds until it has actually collected the funds from your check or money order.

     Automatic Electronic Funds Transfer. Beginning on October 1, 2003, you may also make optional cash payments by authorizing automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited four business days before the beginning of the next investment period.

     You will not receive any confirmation of the transfer of funds other than as reflected in your monthly plan account statements and in your bank account statements.

     To authorize automatic monthly withdrawals from a bank account, new investors may complete the appropriate section of the account authorization form and return it to the plan administrator together with a voided blank check for checking accounts or deposit slip for savings accounts or, after December 1, 2003, go online. Current participants may use an account election form to authorize monthly automatic withdrawals or, after December 1, 2003, go online. Your automatic funds transfers will begin as soon as practicable after the plan administrator receives your request.

     Uncollected Optional Cash Payments. In the event that any check or any automatic electronic funds transfer is returned unpaid for any reason, the plan administrator will consider the request for investment of such money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. The plan administrator shall then be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance. The plan administrator will also charge a $25 returned funds fee for an optional cash payment returned unpaid for any reason, whether the investment was made by check or by attempted automatic electronic funds transfer from a bank account. This fee will be collected by the plan administrator through the sale of the number of shares from the participant's plan account as necessary to satisfy the fee.

Changing Your Investment Options

     May I change my investment options under the plan?

     Yes, you may change your investment options at any time by contacting the plan administrator by telephone, making the request online or completing and returning an account election form.

Investment Period - Source of Shares - Purchase Price

     When will funds be invested under the plan?

     The plan administrator will invest funds monthly under the plan. After October 1, 2003, the plan administrator will invest funds as follows:

         Reinvested Dividends

Type of Purchase                           Investment Period
Original issue stock    On the dividend payment date for the common stock -
                        generally the last day of February and the 30th day of May, August and November.

Open market purchases   Within 30 days after the dividend payment date. The plan
                        administrator will determine the exact time of open market purchases.

     Initial Investments and Optional Cash Payments

Type of Purchase                           Investment Period
Original issue stock    On the dividend payment date for the common stock -
                        generally the last day of February and the 30th day of May, August and November and on the 25th day of the month in any month that we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day.

Open market purchases   Within 30 days after the dividend payment date or the
                        25th day of the month in any month that we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day. The plan administrator will determine the exact time of open market purchases.

     If for any reason purchases are not made within 35 days, the plan administrator will return your uninvested funds to you.

     What is the source of common stock for the plan?

     We decide on the source of common stock for the plan. If we choose open market stock, the plan administrator will purchase common stock on the open market. If we use original issue or treasury stock for the plan, the plan administrator will purchase the common stock from us.

     Subject to certain limitations, the plan administrator has full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions, and the persons, including other brokers and dealers, from or through whom such purchases are made. The plan administrator, in its sole discretion, has the right to purchase original issue stock directly from us even if we have directed that the shares should be purchased in the open market if the plan administrator cannot make all necessary open market purchases within the investment period.

     How many shares will be purchased for me?

     The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. The plan administrator will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares.

     You may not direct the plan administrator to purchase a specific number of shares.

     What is the price of common stock purchased under the plan?

     The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the plan administrator to buy the stock during that investment period.

     The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

     What expenses do I pay in connection with the plan?

     Although we pay all costs of administering the plan, you will incur expenses in connection with purchases and sales for your plan account.

     In connection with purchases, the plan administrator charges a broker commission of $0.04 per share purchased. The plan administrator deducts this commission from the share purchase. The plan administrator also charges a $25 fee for checks or automatic electronic funds transfer that are returned unpaid for any reason.

     In connection with sales, the plan administrator charges a service fee of $10 per transaction and a broker commission of $0.10 per share sold. The plan administrator deducts these fees directly from the sale check or direct bank deposit.

Safekeeping of Certificates

     May I deposit certificated shares in my account?

     Yes, you may deposit with the plan administrator certificates representing shares of IDACORP common stock, whether or not the shares were acquired under the plan, at no cost to you. To use this service, send your certificates to the plan administrator, accompanied by the transaction request form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates.

     Share certificates deposited with the plan administrator are credited to your account and are treated as if acquired under the plan. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the plan administrator.

     We recommend that you use registered mail to send your certificates to the plan administrator, insuring the certificates for 2% of the current market value of the stock represented thereby. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

     The plan administrator will add these shares to your plan account and automatically reinvest dividends on these shares. The plan administrator will treat these shares in the same way as shares purchased under the plan.

Share Transfers and Gifts

     May I transfer plan shares to another person?

     Yes, you may transfer plan shares to another person, subject to compliance with any applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the plan administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You may obtain a stock power form online or by contacting the plan administrator by telephone. For further instructions relating to the transfer of plan shares to another person, contact the plan administrator.

     May I purchase shares for others?

     Yes, you may purchase shares of common stock for others by making cash investments on their behalf. If the recipient is not already a participant in the plan, you must have the recipient complete an account authorization form and return the completed form to the plan administrator together with a $10 enrollment fee and an initial investment of $10 if the recipient is a residential customer of Idaho Power or $200 if the recipient is not an Idaho Power residential customer. If the recipient is already a participant in the plan, you may submit a check of at least $10 with the recipient's account number and name on it. Be sure also to refer to "IDACORP, Inc."

Selling and Withdrawing Shares

     How may I sell shares held in my plan account?

     You may request at any time that the plan administrator sell some or all of the shares held in your plan account by completing a transaction request form or submitting a written request, which includes your name, account number and references "IDACORP, Inc.," to the plan administrator.

     You may sell plan shares by telephone or online if (i) the current market value of the shares requested to be sold is $25,000 or less, (ii) you have a United States bank account and (iii) you have previously authorized automated account access. These limitations are set to help protect against unauthorized sales. In addition, the plan administrator, for any reason at its sole discretion and at any time, has the right to decline to process a telephone or online sale request and in its place require written submission of the sale request.

     The plan administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that the plan administrator receives instructions before 5:00 pm Central Time. Sale requests involving multiple transactions may experience a delay. The plan administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan.

     The plan administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after the settlement of the sale. You can choose whether to receive the proceeds from the sale by check payable to the name or names in which your plan account is registered or to have the proceeds deposited directly into your United States bank account.

     If you sell all shares in your account, the plan administrator will terminate your participation. If you sell fewer than all the shares, you will continue to participate in the plan, unless you choose to terminate.

     May I withdraw shares from my plan account without terminating participation in the plan?

     Yes. You may withdraw any number of whole shares held in your plan account at any time. You may request a withdrawal by completing a transaction request form and returning it to the plan administrator or, if the current market value of the shares to be issued is $50,000 or less, by making the request over the telephone. The plan administrator will issue a certificate to you without charge.

Termination of Participation

     When and how may I close my plan account?

     Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting the appropriate information on the transaction request form attached to your account statement or by submitting a written request, which includes your name, account number and references "IDACORP, Inc.," to the plan administrator. You may also terminate your participation in the plan by telephone.

     The plan administrator must receive a termination request at least one business day prior to the record date to be effective as to the next cash dividend. Any such notice the plan administrator receives on or after the dividend record date will not be effective until dividends paid for such record date have been reinvested and credited to your account. In addition, the plan administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least 15 business days prior to the beginning of the next scheduled investment period to ensure that your request is effective as to the next optional cash investment.

     Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the plan administrator will send you a certificate representing the number of whole shares in your plan account and a check, less any applicable brokerage commissions and service fees, in the amount of the market value of any fractional share. If you so request, the plan administrator will sell some or all plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check, less any applicable brokerage commissions and service fees, and a certificate representing any whole shares not sold.

     Shares of common stock credited to your plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state's laws, to have been abandoned by you. You, therefore, should notify the plan administrator promptly in writing of any change of address. Account statements and other communications to you will be addressed to you at the last address of record that you provide to the plan administrator.

     If I terminate participation, may I re-enroll in the plan?

     Generally, you may re-enroll in the plan at any time. However, we and the plan administrator reserve the right to reject an authorization form on any grounds, including excessive enrolling and termination.

Certificates for Shares - Accounts

     Will I receive certificates for shares purchased in the plan?

     No. The plan administrator holds the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

     In whose name will accounts be maintained and certificates registered when issued?

     Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the account authorization form.

     A certificate for shares, when delivered to you, will be registered in the name or names in which the account is maintained. If you request in writing, certificates can be registered and issued in names other than the account name, provided that your signature on the request is medallion guaranteed by a financial institution or a brokerage firm that is a member of the medallion signature guarantee program.

Account Access

     May I execute transactions by telephone?

     Yes. In order to conduct transactions by telephone, you will need to authorize automated access for your account and select a personal identification number for security purposes. Investors who do not currently participate in the plan must use the account authorization form to establish automated access. Current participants may establish automated access by completing the appropriate section on the account election form. You may obtain these forms from the plan administrator. After you have authorized automated access, you will be able to:

     o    Change your dividend reinvestment option

     o Change the dollar amount of or terminate automatic monthly withdrawals from your bank account

     o Request a certificate for all or a portion of your whole plan shares, if the current market value of the shares to be issued is $50,000 or less and

     o Sell all or a portion of your plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

     May I view my account information and execute transactions online?

     Yes. You may view your account balance, stock values, dividend information, reinvestment details and other helpful information at www.shareowneronline.com. The plan administrator maintains this internet web site. You may also use online access to:

     o    Enroll in the plan*

     o    Change your dividend reinvestment option*

     o Authorize, change or terminate automatic monthly withdrawals from your bank account*

     o Sell all or a portion of your shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access and

     o    Update your personal information.

     *This online feature will be available after December 1, 2003.

     How do I establish online access?

     You may establish online access or, after December 1, 2003, enroll in the plan online by going to www.shareowneronline.com and clicking on "Here." Next, simply click on "First Time Visitor" and follow the instructions provided. Participation in the plan through the plan administrator's online services is voluntary.

Account Statements

     What kind of reports will I receive from the plan administrator?

     The plan administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, after each optional cash investment and after any transfer, sale, deposit or withdrawal of plan shares. Included as a part of the statement is a transaction request form that you may use for requesting plan transactions.

     The account statements provide you with records of your purchases and sales and should be retained for tax purposes. It is important to retain all statements you receive as the plan administrator currently charges a fee of $15 per year to supply historical statement information.

     In addition, you will receive copies of all communications sent to all holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service.

Other Information

     What happens when I sell or transfer all of the shares registered in my name?

     If you sell all shares of common stock registered in your name, the plan administrator will, unless you instruct it otherwise, continue to reinvest the dividends on the shares credited to your plan account.

     If you transfer all shares of stock registered in your name into a new registration, the plan administrator will not automatically transfer the plan account to the new registration. You must contact the plan administrator to request a transfer of plan shares.

     What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

     The plan administrator will credit your plan account with any shares distributed as a stock dividend or stock split on shares in your plan account. Stock dividends or splits on shares registered in your own name will be mailed directly to you.

     If we have a rights offering, the plan administrator will sell such rights on the open market and credit your plan account with the net proceeds of the sale. The net proceeds will then be invested as an optional cash payment.

     A rights offering referred to in this question is not related to the preferred share purchase rights attached to the common stock.

     How do I vote my shares at meetings of shareholders?

     You will receive a proxy card for the whole shares credited to your plan account combined with those common shares you hold registered in your name. The proxies will vote the shares in accordance with your instructions on the proxy.

     May I pledge shares credited to my plan account?

     No. You may not pledge shares in your plan account. If you want to pledge these shares, you must request that a certificate be issued in your name.

     What are the responsibilities of IDACORP and the plan administrator under the plan?

     We and the plan administrator will not be liable under the plan for any act or failure to act done in good faith in administering the plan. This includes, without limitation, any claim of liability relating to

     o failure to terminate your account upon your death prior to receiving written notice of your death

     o the prices at which or the times when common stock is purchased or sold

     o    any changes in the market value of our common stock.

This immunity does not relieve us or the plan administrator of any liability for violations of applicable federal securities laws.

     We and the plan administrator cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

     Who interprets and regulates the plan?

     Our board of directors interprets and regulates the plan.

     Can IDACORP change or terminate the plan?

     We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan.


                                     * * * *


                         Federal Income Tax Consequences

     The following description is only a summary of certain federal income tax consequences of participation in the plan and does not purport to be a complete description of all federal income tax consequences of participation in the plan. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. Accordingly, plan participants should consult with their own tax advisors with respect to the federal, state and local tax consequences of participation in the plan. The taxation of foreign shareholders is complicated, and, except as noted, is not discussed in this prospectus. Accordingly, plan participants should consult with their own tax advisors with respect to federal and foreign tax consequences of the plan.

     With respect to reinvested cash dividends used to purchase authorized but unissued shares or treasury shares of common stock from us, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares, including fractional shares, of common stock purchased with such reinvested cash dividends on the stock dividend payment date. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

     With respect to reinvested cash dividends used to purchase shares of common stock on the open market or through negotiated transactions, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividends reinvested. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the amount treated as a dividend distribution to such participant, plus any brokerage commissions paid by the participant to obtain the shares.

     A participant who purchases common stock with optional cash payments will recognize no income upon such purchase. The basis of shares purchased in this manner will be the amount of the optional cash investment plus any brokerage commissions paid by the participant to obtain the shares.

     The full amount of the dividend income is taxable to a participant, except that in the case of a corporate shareholder such participant is eligible for a dividends received deduction equal to (i) 70% of the dividends received if the corporate shareholder owns less than 20% of the voting power and value of our outstanding stock (other than non-voting, non-convertible, non-participating preferred stock) or (ii) 80% of the dividends received if the corporate shareholder owns 20% or more of the voting power and value of our outstanding stock (other than any non-voting, non-convertible, non-participating preferred stock). The dividends received deduction for corporate shareholders is subject to certain holding period, taxable income and other limitations.

     A participant's holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to the participant's account.

     A participant will not realize income as a result of receipt of certificates for whole shares of common stock credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in, or termination of, the plan.

     A participant will realize gain or loss when the shares of common stock held in his or her plan account are sold or exchanged and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share of common stock credited to the participant's account upon termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.

     For participants who are subject to "backup" withholding, we will invest in shares of common stock an amount equal to the cash dividends less the amount of tax required to be withheld. Backup withholding generally will apply if a participant (a) fails to furnish his or her taxpayer identification number
(TIN), which for an individual is either his or her social security number (SSN) or individual taxpayer identification number (ITIN), (b) furnishes an incorrect TIN, (c) has been notified previously by the Internal Revenue Service that he or she has failed to report properly payments of interest and dividends, or (d) has failed to certify that he or she is not subject to backup withholding.

     In the case of those foreign holders of our stock whose dividends are subject to United States withholding tax, we will apply the net amount of the dividends of such foreign shareholders, after the deduction of withholding taxes (including withholding taxes owing by reason of the purchase of shares of common stock with reinvested stock dividends), to the purchase of shares of common stock. The statements confirming purchases made for foreign shareholders will indicate the amount of federal tax withheld. We may not refund withholding taxes that we withhold, but an individual participant may claim it as a credit on his or her federal income tax return.

                                 Use of Proceeds

     We will receive no proceeds when we use common stock purchased on the open market for the plan. When we instruct the plan administrator to use original issue common stock for the plan, we will use the proceeds for general corporate purposes.

                                 Dividend Policy

     It is generally our practice to pay dividends on our common shares on the last day of February and the 30th day of May, August and November. We cannot give you any assurance as to the amount of future dividends.

     The amount and timing of dividend payments on our common stock are within the sole discretion of our board of directors. The board reviews the common dividend rate quarterly to determine its appropriateness in light of our current and long-term financial position and results of operations, capital requirements, rating agency requirements, legislative and regulatory developments affecting the electric utility industry in general and Idaho Power Company in particular, competitive conditions and any other factors the board deems relevant.

     We are challenged by operating results that are significantly below the current annual dividend. With the wind down of IDACORP Energy, the long-term sustainability of the dividend is primarily dependent upon the earnings and operating cash flow generated by Idaho Power Company. Idaho Power Company's earnings and operating cash flow depend on many factors, but the most significant are weather and hydroelectric generating conditions, the ability to obtain rate relief to cover operating costs and capital spending requirements. The impacts of lower than anticipated cash flows in 2003, expected increases in investments in utility plant in 2004 and 2005 and credit quality considerations are also factors being considered.

     Because of these factors, IDACORP's ability to sustain the level of dividends paid in the past is less certain and it is possible the board of directors may reduce the dividend as early as 2003. The board of directors will continue to evaluate these and other factors in determining the appropriate and sustainable level of payout to IDACORP shareholders going forward. The board of directors has made no determination at this time as to the long-term sustainability of the existing dividend on common stock.

                       Where You Can Find More Information

     We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the Securities and Exchange Commission listed below:

Public Reference Facilities     Regional Office           Regional Office
-----------------------------   ---------------           ---------------
450 Fifth Street, N.W.          175 W. Jackson Boulevard  The Woolworth Building
Washington, DC  20549           Suite 900                 233 Broadway
                                Chicago, IL  60604        Suite 1300
                                                          New York, NY  10279

     You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information or exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

                      Information Incorporated by Reference

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

     o    Annual Report on Form 10-K for the year ended December 31, 2002

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003

     o Current Reports on Form 8-K dated March 20, 2003, March 27, 2003, May 2, 2003, May 7, 2003, May 16, 2003 and August 7, 2003

     o Description of our common stock contained in the registration statement on Form 8-A, dated October 20, 1999 and any amendments thereto

     o Description of our preferred share purchase rights, contained in the registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999 and any amendments thereto

     o All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of this information at no cost, by writing to or telephoning us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200

You may also access these documents at our website at www.idacorpinc.com.

                                 Legal Opinions

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, and Robert W. Stahman, Vice President, General Counsel and Secretary for IDACORP, have given us their opinions on the validity of the common stock and the attached preferred share purchase rights being offered under the plan. LeBoeuf, Lamb, Greene & MacRae, L.L.P., has, for matters governed by the laws of Idaho, relied upon the opinion of Mr. Stahman. As of August 1, 2003, Mr. Stahman owned 22,777 shares of Company common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     Experts

     The consolidated financial statements and the related financial statement schedule of IDACORP incorporated in this prospectus by reference to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for goodwill and the presentation of energy trading activities), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002 and June 30, 2003 and 2002, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports, included in IDACORP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

==========================================================================================================================

 You  should  rely  only  on  the  information  contained  or
incorporated  by  reference in this  prospectus.  We have not                           IDACORP, Inc.
authorized    anyone   to   provide   you   with    different
information.  We are  offering to sell shares of common stock and  seeking  offers to buy  shares of common  stock  only in jurisdictions  where  offers  and  sales are  permitted.  The information  contained  in  this  prospectus,  including  any information  incorporated  by reference,  is accurate only as
of the  date of this  prospectus,  regardless  of the time of                           _____________
delivery of this prospectus or any sale of the common stock.

                        -------------


                      TABLE OF CONTENTS                                             Dividend Reinvestment
                                                                                   and Stock Purchase Plan
                                                         Page

Changes to the Plan....................................3
Forward-Looking Information............................4                                _____________
About IDACORP..........................................5
The Plan...............................................6
     Purpose of the Plan...............................6
     Eligibility.......................................6
     Advantages and Disadvantages......................6
     Administration....................................7                                 Common Stock
     Account Forms.....................................8
     Enrollment........................................9                              Cusip # 451107106
     Dividend Reinvestment............................10
     Optional Cash Payments...........................10
     Changing Your Investment Options.................12
     Investment Period - Source of
       Shares - Purchase Price........................12
     Expenses to Participants.........................14
     Safekeeping of Certificates......................14
     Share Transfers and Gifts........................15
     Selling and Withdrawing Shares...................15                                _____________
     Termination of Participation.....................16
     Certificates for Shares - Accounts...............17                                  PROSPECTUS
     Account Access...................................17                                _____________
     Account Statements...............................18
     Other Information................................19
Federal Income Tax Consequences.......................20                                August , 2003
Use of Proceeds.......................................22
Dividend Policy.......................................22
Where You Can Find More Information...................22
Information Incorporated by Reference.................23
Legal Opinions........................................24
Experts...............................................24

==========================================================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

Exhibit   File Number   As Exhibit
-------   -----------   ----------

*2        333-48031     2            Agreement and Plan of Exchange between
                                     IDACORP, Inc. and Idaho Power Company,
                                     dated as of February 2, 1998.

*4(a)     333-64737     3.1          Articles of Incorporation of IDACORP, Inc.

*4(b)     333-64737     3.2          Articles of Amendment to Articles of
                                     Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.

*4(c)     333-00139     3(b)         Articles of Amendment to Articles of
                                     Incorporation of IDACORP, Inc. creating
                                     A Series Preferred Stock, without par
                                     value, as filed with the Secretary of State of Idaho on September 17, 1998.

*4(d)     33-56071      3(d)         Articles of Share Exchange of IDACORP, as
                                     filed with the Secretary of State of Idaho on September 29, 1998.

*4(e)     333-104254    4(e)         Amended Bylaws of IDACORP, Inc. amended on
                                     March 20, 2003, and presently in effect.

*4(f)     1-14465       4            Rights Agreement, dated as of September 10,
          Form 8-K, dated            1998 between IDACORP, Inc. and Wells Fargo
          September 15,              Bank Minnesota, N.A., as successor Rights
          1998                       Agent to The Bank of New York.

15 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                   Consent of Deloitte & Touche LLP.

-------------
*Previously filed and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 12th day of August, 2003.

                                           IDACORP, Inc.




                                           By  /s/ Jan B. Packwood
                                             ---------------------------------
                                               Jan B. Packwood
                                               President and
                                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                  Date

                  *                           Chairman of the Board                  August 12, 2003
------------------------------------
(Jon H. Miller)

 /s/ Jan B. Packwood                          President, Chief Executive Officer     August 12, 2003
------------------------------------          and Director
(Jan B. Packwood)

 /s/ Darrel T. Anderson                       Vice President, Chief Financial        August 12, 2003
------------------------------------          Officer and Treasurer (Principal
(Darrel T. Anderson)                          Financial Officer) (Principal
                                              Accounting Officer)

                  *                           Director                               August 12, 2003
------------------------------------
(Rotchford L. Barker)

                  *                           Director                               August 12, 2003
------------------------------------
(John B. Carley)


                                      II-2



                  *                           Director                               August 12, 2003
------------------------------------
(Christopher L. Culp)

                  *                           Director                               August 12, 2003
------------------------------------
(Jack K. Lemley)

                  *                           Director                               August 12, 2003
------------------------------------
(Gary G. Michael)

                  *                           Director                               August 12, 2003
------------------------------------
(Peter S. O'Neill)

                  *                           Director                               August 12, 2003
------------------------------------
(Robert A. Tintsman)
*By:  /s/ Robert W. Stahman
     ----------------------
        (Robert W. Stahman)
        (Attorney-in-fact)

                                  Exhibit Index

Exhibit   File Number   As Exhibit
-------   -----------   ----------

*2        333-48031     2            Agreement and Plan of Exchange between
                                     IDACORP, Inc. and Idaho Power Company,
                                     dated as of February 2, 1998.

*4(a)     333-64737     3.1          Articles of Incorporation of IDACORP, Inc.

*4(b)     333-64737     3.2          Articles of Amendment to Articles of
                                     Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.

*4(c)     333-00139     3(b)         Articles of Amendment to Articles of
                                     Incorporation of IDACORP, Inc. creating
                                     A Series Preferred Stock, without par
                                     value, as filed with the Secretary of State of Idaho on September 17, 1998.

*4(d)     33-56071      3(d)         Articles of Share Exchange of IDACORP, as
                                     filed with the Secretary of State of Idaho on September 29, 1998.

*4(e)     333-104254    4(e)         Amended Bylaws of IDACORP, Inc. amended on
                                     March 20, 2003, and presently in effect.

*4(f)     1-14465       4            Rights Agreement, dated as of September 10,
          Form 8-K, dated            1998 between IDACORP, Inc. and Wells Fargo
          September 15,              Bank as successor to The Bank of New York,
          1998                       as Rights Agent.

15 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                   Consent of Deloitte & Touche LLP.

------------
*Previously filed and incorporated herein by reference.